EXHIBIT 21.01

SUBSIDIARIES OF MARTIN MARIETTA MATERIALS, INC.

AS OF FEBRUARY 29, 2012

Name of Subsidiary	Percent Owned

Alamo Gulf Coast Railroad Company, a Texas corporation	99.5%[1]

Alamo North Texas Railroad Company, a Texas corporation	99.5%[2]

American Aggregates Corporation, a Delaware corporation	100%

American Materials Technologies, LLC, a Tennessee limited liability company	100%[3]

American Stone Company, a North Carolina corporation	50%[4]

Bahama Rock Limited, a Bahamas corporation	100%

Campbell’s C-Ment Contracting, Inc., a Colorado corporation	100%[5]

FRI Ready Mix of Tennessee, LLC, a Florida limited liability company	100%[6]

Granite Canyon Quarry, a Wyoming joint venture	100%

Harding Street Corporation, a Delaware corporation	100%

HSMM LLC, a Delaware limited liability company	100%

Hunt Martin Materials, LLC, a Delaware limited liability company	50%[7]

Martin Bauerly Materials, LLC, a Delaware limited liability company	67%[8]

[1]	Alamo Gulf Coast Railroad Company is owned by Martin Marietta Materials Southwest, Inc. (99.5%) and certain individuals (0.5%).
[2]	Alamo North Texas Railroad Company is owned by Martin Marietta Materials Southwest, Inc. (99.5%) and certain individuals (0.5%).
[3]	American Materials Technologies, LLC is a wholly owned subsidiary of Meridian Aggregates Company, a Limited Partnership.
[4]	Martin Marietta Materials, Inc. owns a 50% interest in American Stone Company.
[5]	Campbell’s C-Ment Contracting, Inc. is a wholly-owned subsidiary of Suburban Acquisition Company.
[6]	FRI Ready Mix of Tennessee, LLC is a wholly owned subsidiary of American Materials Technologies, LLC.
[7]	Hunt Martin Materials, LLC is owned 45% by Martin Marietta Materials, Inc. and 5% by Martin Marietta Materials of Missouri, Inc., a wholly owned subsidiary of Martin Marietta Materials, Inc.
[8]	Martin Bauerly Materials, LLC is owned 67% by Martin Marietta Materials, Inc. and 33% by Knife River Corporation - North Central.

Martin Marietta Composites, Inc., a Delaware corporation	100%

Martin Marietta Employee Relief Foundation, a Delaware Not for Profit corporation	100%

Martin Marietta Magnesia Specialties, LLC, a Delaware limited liability company	100%

Martin Marietta Materials Canada Limited, a Nova Scotia, Canada corporation	100%

Martin Marietta Materials of Alabama, LLC, a Delaware limited liability company	100%[9]

Martin Marietta Materials of Florida, LLC, a Delaware limited liability company	100%

Martin Marietta Materials of Louisiana, Inc., a Delaware corporation	100%

Martin Marietta Materials of Missouri, Inc., a Delaware corporation	100%

Martin Marietta Materials Real Estate Investments, Inc., a Delaware corporation	100%

Martin Marietta Materials Southwest, Inc., a Texas corporation	100%

Material Producers, Inc., an Oklahoma corporation	100%[10]

Meridian Aggregates Company, a Limited Partnership, a Delaware limited partnership	100%[11]

Meridian Aggregates Company Northwest, LLC, a Delaware limited liability company	100%[12]

Meridian Aggregates Company Southwest, LLC, a Delaware limited liability	100%[13]

Meridian Aggregates Investments, LLC, a Delaware limited liability	100%[14]

[9]	Martin Marietta Materials of Alabama, LLC is a wholly owned subsidiary of American Aggregates Corporation.
[10]	Material Producers, Inc. is a wholly owned subsidiary of Martin Marietta Materials Southwest, Inc.
[11]	Meridian Aggregates Company, a Limited Partnership is owned 98% by Meridian Aggregates Investments, LLC. The remaining 2% is owned by Martin Marietta Materials, Inc.
[12]	Martin Marietta Materials, Inc. is the sole member of Meridian Aggregates Company Northwest, LLC.
[13]	Martin Marietta Materials Southwest, Inc. is the sole member of Meridian Aggregates Company Southwest, LLC.
[14]	Meridian Aggregates Investments, LLC is owned 99% by Martin Marietta Materials, Inc. and 1% by Martin Marietta Materials Real Estate Investments, Inc.

company

Meridian Granite Company, a Delaware corporation	100%[15]

Mid South-Weaver Joint Venture, a North Carolina joint venture	50%[16]

Mid-State Construction & Materials, Inc., an Arkansas corporation	100%

MTD Pipeline LLC, a Delaware limited liability company	50%[17]

Powderly Transportation, Inc., a Delaware corporation	100%[18]

R&S Sand & Gravel, LLC, a Delaware limited liability company	100%[19]

Rocky Mountain Concrete Transportation, Inc., a Delaware corporation	100%

Rocky Mountain Ready Mix Concrete, Inc., a Colorado corporation	100%[20]

Rocky Ridge, Inc., a Nevada corporation	100%

Sha-Neva, LLC, a Nevada limited liability company	100%

Suburban Acquisition Company, a Colorado corporation	100%

Theodore Holding, LLC, a Delaware limited liability company	60.7%[21]

Valley Stone LLC, a Virginia limited liability company	50%[22]

[15]	Meridian Granite Company is a wholly owned subsidiary of Meridian Aggregates Company, a Limited Partnership.
[16]	Mid South-Weaver Joint Venture is owned 50% by Martin Marietta Materials, Inc.
[17]	Martin Marietta Magnesia Specialties, LLC, a wholly owned subsidiary of Martin Marietta Materials, Inc., owns a 50% interest in MTD Pipeline LLC.
[18]	Powderly Transportation, Inc. is a wholly owned subsidiary of Meridian Aggregates Company, a Limited Partnership.
[19]

Martin Marietta Materials, Inc. is the manager of and owns a 90% interest in R&S Sand & Gravel, LLC. The other 10% is owned by Harding Street Corporation, a wholly owned subsidiary of Martin Marietta Materials, Inc.

[20]	Rocky Mountain Ready Mix Concrete, Inc. is a wholly-owned subsidiary of Campbell’s C-Ment Contracting, Inc.
[21]	Martin Marietta Materials, Inc. is the manager of and owns a 60.7% interest in Theodore Holding, LLC.
[22]	Martin Marietta Materials, Inc. is the manager of and owns a 50% interest in Valley Stone LLC.